UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 31, 2009

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey  08822
 (Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 3.02                      Unregistered Sale of Equity Securities.

On December 31, 2009, NovaDel Pharma Inc. (the “Company”) entered into an amendment agreement (the “Agreement”) with ProQuest Investment II, L.P., ProQuest Investment Advisors Fund II, L.P. and ProQuest Investments III, L.P. (collectively, “ProQuest”) whereby ProQuest agreed to convert the outstanding aggregate principal amount of all of their convertible notes and liquidated damages notes, in each case, plus accrued interest, in an amount equal to $3,657,517 into 23,237,083 shares of the Company’s common stock, $0.001 par value per shares (the “Common Stock”), as further described below.

The convertible notes were issued in two tranches on May 30, 2008 and October 17, 2008 in principal amounts of $1,475,000 and $2,525,000, respectively.  A principal payment of $1,000,000 was made on April 29, 2009 to reduce the principal amount of the convertible note issued on May 30, 2008.  The first convertible note had a conversion price of $0.295 per share and the second convertible note had a conversion price of $0.235 per share.  The liquidated damages notes were issued between January 2009 and November 2009 in an aggregate principal amount of $172,000 for payment of liquidated damages under the stock purchase agreement relating to the registration of shares under the convertible notes.   In addition to the convertible notes and liquidated damages notes, ProQuest received 9,446,809 warrants with exercise prices of 125% of the related note conversion price.  As consideration for converting all of the notes, the Company agreed to set a conversion price of $0.1574 per share for the notes and to reduce the exercise price of the warrants to $0.1888 per share.

In addition, the Agreement also provides that warrants to purchase 220,726 shares of the Common Stock issued previously to ProQuest in past transactions will be retired and the exercise price of all other warrants held by ProQuest, which consists of warrants to purchase 1,986,536 shares of the Common Stock, will be reduced to $0.1888 per share.

As a result of the Agreement, ProQuest’s equity ownership in the Company will consist of (i) 29,504,653 shares of the Common Stock and (ii) warrants to purchase 11,433,345 shares of the Common Stock at an exercise price of $0.1888 per share.

Upon conversion of all of the outstanding notes in accordance with the Agreement, the security interest granted to ProQuest in prior securitizations shall extinguish and be of no further force or effect.

The shares of Common Stock and the warrants offered, and the Common Stock issuable upon exercise of the warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The Company believes that the issuance of the securities in this transaction was exempt from registration under Section 4(2) of the Securities Act.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment Agreement, dated December 31, 2009, by and among NovaDel Pharma Inc., ProQuest Investment II, L.P., ProQuest Investment Advisors Fund II, L.P. and ProQuest Investments III, L.P.

99.1	Press release of NovaDel Pharma Inc., dated January 5, 2010, titled “NovaDel Announces Agreement with Debt Holder to Convert their Notes to Equity.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Steven B. Ratoff
Name:	Steven B. Ratoff
Title:	Chairman, Interim Chief Financial Officer, Interim President and Chief Executive Officer

Date:  January 7, 2010